                                                                     EXHIBIT 4.2


         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF, TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                         ANADARKO PETROLEUM CORPORATION

                               5 3/8% NOTES DUE 2007

NO.                                                                        U.S.$
CUSIP No. 032511AS6

      ANADARKO PETROLEUM CORPORATION, a corporation duly incorporated and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ___________ United States Dollars on March 1, 2007, and to pay interest thereon from February 22, 2002, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 1 and September 1 in each year, commencing September 1, 2002, at the rate of 5- % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date


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and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at such time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of and premium, if any, and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



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         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  February 22, 2002

                                       ANADARKO PETROLEUM COMPANY



                                       By:
                                         ---------------------------------------
                                         Name:
                                         Title:

         Attest:

         ----------------------------
         Name:
         Title:

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                     THE BANK OF NEW YORK, AS TRUSTEE



                                     By:
                                       -----------------------------------------
                                       Authorized Signatory

                         ANADARKO PETROLEUM CORPORATION
                               5 3/8% NOTES DUE 2007

         This Security is one of a duly authorized issue of Securities of the Company (the "Securities"), issued and to be issued in one or more series under an Indenture dated as of March 9, 2001 (the "Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

         The Securities of this series are subject to redemption, upon not less than 15 nor more than 60 days' notice by mail, as a whole or in part, at the option of the Company at any time at a Redemption Price equal to the principal amount of the Securities to be redeemed, plus any accrued and unpaid interest thereon to the applicable Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture, plus the "make-whole premium" as defined below.

         The "make-whole premium" or "premium" with respect to any Security to be redeemed shall be equal to the excess, if any, of: (a) the sum of the present values, calculated as of the Redemption Date, of (i) each interest payment that, but for such redemption, would have been payable on the Security or portion thereof being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and (ii) the principal amount that, but for such redemption, would have been payable at the final maturity of the Security being redeemed; over (b) the principal amount of the Security being redeemed.

         The present values of interest and principal payments referred to in clause (a) of the immediately preceding paragraph will be determined in accordance with generally accepted principles of financial analysis. These present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the comparable treasury yield (as defined below) plus 15 basis points. The make-whole premium will be calculated by an independent investment banking institution of national standing appointed by the Company. If the Company fails to appoint an independent investment banker not less than 15 days prior to the Redemption Date, or if such independent investment banker is unwilling or unable to make the calculation, the calculation will be made by Credit Suisse First Boston Corporation. If Credit Suisse First Boston Corporation is unwilling or unable to make the calculation, the Trustee will appoint an independent investment banking institution of national standing to make the calculation.

                  For purposes of determining the make-whole premium, comparable treasury yield means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest 1/12th of a year. The comparable treasury yield will be determined as of the third business day immediately preceding the applicable Redemption Date.

         The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release. If the H.15 statistical release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the remaining term calculated as set forth above, then the comparable treasury yield will be equal to such weekly average yield. In all other cases, the comparable treasury yield will be calculated by interpolation on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the remaining term and the United States Treasury Notes that have a constant maturity closest to and less than the remaining term (in each case as set forth in the H.15 statistical release or any successor release). Any weekly average yields calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 statistical release or otherwise, then the comparable treasury yield will be calculated by interpolation of comparable rates selected by an independent investment banking institution of national standing selected in the manner described in the second preceding paragraph.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

         This Global Security or portion hereof may not be exchanged for Definitive Securities except in the limited circumstances provided in the Indenture.

         The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders hereof for any purpose under the Indenture.

         The Securities of this series are issuable only in registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or for any claim based thereon or otherwise in respect thereof, or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

         The Indenture provides that the Company (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest of the Securities, but such money need not be segregated from other funds except to the extent required by law.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.